Exhibit 99.1

SCITE, INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

JUNE 30, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Scite, Inc.

Brooklyn, NY

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Scite, Inc. (the “Company”) as of June 30, 2023, the related statements of operations, shareholders’ equity, and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

/s/ Weinberg & Company, P.A.

Los Angeles, California

February 7, 2024

SCITE, INC.

BALANCE SHEET

June 30, 2023
Assets
Current Assets:
Cash and cash equivalents	$1,153,292
Accounts receivable	153,271
Total current assets	1,306,563

Property and equipment, net of accumulated depreciation of $4,063	3,177
Total assets	$1,309,740

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable and other current liabilities	$9,113
Deferred revenue	250,702
Total current liabilities	259,815

Shareholders’ equity:
Preferred stock, Series Seed 1 and 2, $0.0001 par value, 4,996,741 shares authorized, 4,996,741 shares issued and outstanding	500
Common stock, $1.0001 par value, 14,837,676 shares authorized; 8,550,000 shares issued; 7,446,223 shares outstanding	855
Additional paid-in capital	2,023,593
Accumulated deficit	(974,913)
Treasury stock, at cost, 1,103,777 shares	(110)
Total shareholders’ equity	1,049,925

Total liabilities and shareholders’ equity	$1,309,740

See accompanying notes to the financial statements.

SCITE, INC.

STATEMENT OF OPERATIONS

For the Year Ended June 30, 2023

Revenue:
Trade	$923,154
Grant	198,045
Total revenue	1,121,199
Cost of revenue	199,552
Gross profit	921,647

Selling, general and administrative expenses	1,332,175
Loss before provision for income tax	(410,528)
Provision for income tax	2,276
Net loss	$(412,804)

See accompanying notes to the financial statements.

SCITE, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED JUNE 30, 2023

							Additional
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, June 30, 2022	-	$-	8,550,000	$855	(1,103,777)	$(110)	$73,837	$(562,109)	$(487,527)

Issuance of preferred shares for cash	2,909,231	291	-	-	-	-	1,499,709		1,500,000

Conversion of notes payable and accrued interest into preferred shares	2,087,510	209					430,236		430,445

Stock-based compensation							19,811		19,811
Net loss	-	-	-	-	-	-		(412,804)	(412,804)
Balance, June 30, 2023	4,996,741	$500	8,550,000	$855	(1,103,777)	$(110)	$2,023,593	$(974,913)	$1,049,925

See accompanying notes to the financial statements.

SCITE, INC.

STATEMENT OF CASH FLOWS

For the Year Ended June 30, 2023

Cash flows from operating activities:
Net loss	$(412,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,448
Stock based compensation	19,811
Changes in operating assets and liabilities:
Accounts receivable	(114,226)
Accounts payable and other current liabilities	13,947
Deferred revenue	66,658
Net cash provided by used in operating activities	(425,166)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	1,500,000
Net cash provided by financing activities	1,500,000

Net increase in cash and cash equivalents	1,074,834

Cash and cash equivalents, beginning of the year	78,458
Cash and cash equivalents, end of the year	$1,153,292

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes paid	2,276

Noncash investing and financing activities:
Conversion of notes payable and accrued interest into preferred shares	$430,445

See accompanying notes to the financial statements.

SCITE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2023

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Scite, Inc. is a Brooklyn, New York based start-up company that helps researchers better discover, understand and evaluate research articles through Smart-Citation which are citations that display the context of the citation and describe whether the article provides supporting or contrasting evidence.

The Company’s citation platform called Scite, uses deep learning, natural language processing, and a network of experts to identify and promote reliable research by evaluating the accuracy of scientific claims. Scite, can automatically classify scientific citations as supporting, refuting or mentioning, which enables the entity to score the accuracy of scientific reports, researchers, institutions journals and scientific fields using a measure called scite.

The Company's customers primarily consist of research students as well as colleges and universities.

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenue and expenses during the reported period. Actual results could differ from these estimates.

Revenue Recognition

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. The guidance requires the Company to recognize revenue to depict the transfer of services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The guidance also requires disclosures related to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Company’s sources of revenue during the year ended June 30, 2023, are as follows:

a)	Subscription and License Revenue

The Company derives its license revenue from subscription agreements with customers for access to the Company’s citation platform. The Company offers monthly or annual subscriptions/licenses to its customers. The subscription/license revenue is recognized evenly over the life of the contract as the Company considers the contract to be one performance obligation. Contract liabilities include deferred revenues related to advanced payments for license agreements which are amortized over the life of the contract which is typically one month to one year. Contract liabilities totaled $250,702 at June 30, 2023, and are expected to be recognized in the next year.

b)	Grant Revenue

During the year ended June 30, 2023, the Company recognized grant revenue of $198,045. We concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, Not-for-Profit Entities, and that the grants are not within the scope of ASC 606, Revenue from Contracts with Customers, as the organizations providing the grants do not meet the definition of a customer. Grant and contract funded program activities are normally billed as work progresses and revenues are recognized as expenses specific to the grant are incurred.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits and short-term investments with an original maturity of three months or less.

Accounts Receivable

Accounts receivable are recorded at their estimated net realizable value, net of an allowance for doubtful accounts. The Company's estimate of the allowance for doubtful accounts is based upon historical experience, its evaluation of the current status of receivables, and unusual circumstances, if any. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company's credit terms. Accounts considered uncollectible are charged to revenue against the allowance. As of September 30, 2023 management did not consider it necessary to record an allowance for doubtful accounts.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs of property and equipment are expensed as incurred and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. Depreciation of property and equipment is computed on the straight-line method over the useful lives of the computers of five years.

Advertising

Advertising costs are expensed as incurred and are included in selling, general and administrative expenses in the amount of $146,975 for the year ended June 30, 2023.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 70, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent future tax consequences for those differences, which will either be deductible or taxable when the assets and liabilities are recovered and settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Based upon all available evidence, management concluded that it was more-likely-than-not that its deferred tax assets would not be realized, and therefore a full valuation allowance was in place as of June 30, 2023.

The Company follows the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income taxes assets and liabilities, classification of current and deferred income taxes and liabilities, and accounting for interest and penalties associated with tax positions.

The Company has not been recently audited by the IRS or state agencies; and accordingly, the business tax returns for the past three years are open to examination. The Company has evaluated its tax positions and has concluded that they do not result in anything that would require either recording or disclosure in the financial statements based upon the criteria set forth in ASC 740.

Fair Value Measurements

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. ASC Topic 820 defines the following levels directly related to the amount of subjectivity associated with the inputs:

Level 1      Quoted prices in active markets for identical assets or liabilities.

Level 2      Inputs, other than the quoted prices in active markets, that is observable either directly or indirectly.

Level 3      Unobservable inputs based on the Company’s assumptions.

As of June 30, 2023, the carrying value of financial assets and liabilities such as cash, accounts receivable, and accounts payable and other current liabilities approximates their fair value because of the short-term maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Concentrations of Credit Risk

The Company's financial statements that are subject to credit risk consist primarily of cash and trade receivables. At times throughout the year, the Company's cash balances exceeded amounts insured by the Federal Deposit Insurance Company (FDIC). However, the Company believes it is not exposed to any significant credit risk related to these cash accounts.

At June 30, 2023, the Company had accounts receivable from two customers which comprised 46% and 18% of its accounts receivable balance, respectively. During the year ended June 30, 2023, no customers accounted for more than 10% of the Company’s revenue.

Stock Based Compensation

The Company periodically issues stock options to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on ASC 718, Compensation-Stock Compensation whereby the value of the award is measured on the date of grant and recognized for employees as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of each option grant is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies within the technology industry with characteristics similar to the Company. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain vanilla” options. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

During the year ended June 30, 2023, shares of common stock of the Company (the “Common Stock”) were not publicly traded. As such, during the period, the Company estimated the fair value of common stock using an appropriate valuation methodology, in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. Each valuation methodology includes estimates and assumptions that require the Company’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, guideline public company information, the prices at which the Company sold its preferred stock to third parties in arms’ length transactions, the rights, and preferences of securities senior to the Common Stock at the time, and the likelihood of achieving a liquidity event such as an initial public offering or sale. Significant changes to the assumptions used in the valuations could result in different fair values of stock options at each valuation date, as applicable.

NOTE 2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2023.

Computers	$7,240
Accumulated depreciation	(4,063)
$3,177

Depreciation expense related to property and equipment was $1,448 for the year ended June 30, 2023.

NOTE 3. STOCK OPTION PLANS

In 2018, the Company established the Scite, Inc. Stock Incentive Plan (“The Plan”). Under the Plan, which covers all employees, officers and directors, as well as consultants and advisors, the Company may grant Common Stock in officers and directors, as well as consultants and advisors, the Company may grant shares of Common Stock in the form of incentive stock options (“ISO”) or non-statutory stock options (“NSO”). Options grants generally vest over two to four years and vest options are available to exercise for 90 days following an employee's departure. A qualified liquidation event prior to the end of the vesting schedule will trigger a full acceleration of the exercisability of outstanding incentive awards held by some or all participants, provided that the Committee, in its sole discretion, may condition such acceleration.

The exercise price of the options may not be granted at less than fair market value of the common stock on the date of the grant. Stock-based compensation cost is measured at the grant date, based on the fair value of the awards that are ultimately expected to vest, and recognized on a straight-line basis over the requisite service period, which is generally the vesting period.

The following is an analysis of options to purchase shares of the Company's stock issued and outstanding as of June 30, 2023:

Options outstanding at the beginning of the year	460,050
Granted	-
Options exercised	-
Forfeited	-
Options outstanding at the beginning of the year	460,050

The weighted average remaining contractual life of all options outstanding as of June 30, 2023 was 6.92 years. The remaining contractual life for options vested and exercisable at June 30, 2023 was 6.85 years. Furthermore, the aggregate intrinsic value of options outstanding as of June 30, 2023 was approximately $76,000, and the aggregate intrinsic value of options vested and exercisable as of June 30, 2023 was approximately $62,000, in each case based on the fair value of the Common Stock on June 30, 2023.

During the year ended June 30, 2023, the Company did not grant any options to employees. The total fair value of options that vested during the year ended June 30, 2023 was $19,811 and is included in selling, general and administrative expenses in the accompanying statement of operations. As of June 30, 2023, the amount of unvested compensation related to stock options was approximately $24,000 which will be recorded as an expense in future periods as the options vest.

NOTE 4. PREFERRED STOCK

During the year ended June 30, 2023, the Company issued 2,909,231 shares of Series Seed 1 Preferred Stock (as defined in that certain Amended and Restated Certificate of Incorporation of Company (the “Charter”)) for gross proceeds to the Company of $1,500,000. During the year ended June 30, 2023, the Company issued 2,087,510 shares of Series Seed 2 Preferred Stock (as defined in the Charter) upon the conversion of notes payable and accrued interest in the aggregate of $430,445.

Dividends

Each share is entitled to dividends as and when declared by the Board of Directors of the Company in an amount equal to 7% per annum. If an Event of Default (as defined in the Charter) should occur, the rate of the Accruing Dividends (as defined in the Charter) shall automatically increase to ten percent from and after such Event of Default.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series Seed Preferred Stock (as defined in the Charter) shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Seed Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Conversion

Each share of Series Seed Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series Seed Original Issue Price (as defined in the Charter), by the applicable Conversion Price in effect at the time of conversion. The “Conversion Price” shall initially mean, $0.5156 with respect to the Series Seed-1 Preferred Stock (as defined in the Charter), and $0.2062 per share, with respect to the Series Seed-2 Preferred Stock (as defined in the Charter).

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event (as defined in the Charter), the holders of shares of Series Seed Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series Seed Preferred Stock then outstanding, on a pari passu basis, shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined in the Charter), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable Original Issue Price (as defined in the Charter), plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series Seed Preferred Stock been converted into Common Stock pursuant to the agreement immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Seed Preferred Stock the full amount to which they shall be entitled under the agreement, the holders of shares of Series Seed Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

NOTE 5. NOTES PAYABLE

As of June 30, 2022, the Company had outstanding notes payable to certain third parties in the aggregate amount of $350,000. The notes bore interest rate of 6% per annum and were due June 1, 2022. As of June 30, 2022, accrued interest on the notes was $75,612. During the year ended June 30, 2023, the Company accrued interest on the notes of $4,833. In September 2022, the Company issued 2,087,510 shares of Series Seed-2 Preferred Stock to convert the outstanding principal of $350,000 and accrued interest of $80,445, in accordance with the original conversion terms. There was no outstanding notes payable as of September 30, 2023.

NOTE 6. COMMITMENTS & CONTINGENCIES

Sales to certain consumers may be subject to sales tax requirements and possible audits by state taxing authorities. The Company records its estimated sales tax liability and includes that amount as an accrued obligation until paid.

Legal Proceedings

From time to time, we are a party to claims and legal proceedings arising in the ordinary course of business. Although management of the Company cannot predict the ultimate outcome of these legal proceedings with certainty, it believes that the ultimate resolution of the Company’s legal proceedings, including any amounts it may be required to pay, will not have a material effect on the Company’s financial statements.

NOTE 7. INCOME TAXES

The provision for income taxes consists of the following for the year ended June 30, 2023:

Current
Federal	$-
State	2,276
Deferred
Federal	-
State	-
Provision for income tax	$2,276

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21%
State tax	5%
Change in valuation allowance	(26.6)%
Provision for income tax	0.6%

Deferred taxes are provided for the differences in the tax and accounting basis of assets and liabilities as of June 30, 2023, as follows:

Deferred tax assets
Net operating loss carryforwards	$232,168
Total deferred tax assets	232,168

Deferred tax liabilities
Accumulated depreciation	(4,062)
Total deferred tax liabilities	(4,062)

Net deferred tax assets	228,106
Less: Valuation allowance	(228,106)
Net deferred tax assets	$-

At June 30, 2023, the Company has gross net operating loss (“NOL”) carryforwards for federal and state income tax purposes of approximately $812,000 and $807,000, respectively. The federal NOL’s do not expire. The state NOL’s expire between the years 2038 and 2042. The Company’s ability to use its NOL carryforwards may be limited if it experiences an “ownership change” as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended. An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

At June 30, 2023, the Company had taken no uncertain tax positions that would require disclosure under ASC 740, Accounting for Income Taxes.

NOTE 8. SUBSEQUENT EVENTS

On November 24, 2023, the Company, Research Solutions, Inc.  (NASDAQ: RSSS) and Research Solutions Acquisition 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant (“Merger Sub”) entered into an Agreement and Plan of Merger, governing the Company’s merger with and into Merger Sub (the “Merger”), with Merger Sub continuing its existence under the name “Scite, LLC” (the “Surviving Entity”) as the surviving entity after the Merger and a wholly-owned subsidiary of the Registrant at the effective time of the Merger. The transaction closed on December 1, 2023.